Exhibit 4.3
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                             CALL OPTION AGREEMENT

        This Call Option Agreement, dated as of [ ], 2003 (the "Agreement") is entered into by and among Bond Products Depositor LLC (the "Depositor"), [name of Trustee] on behalf of the Certificateholders (the "Trustee") and [the call rights holder] (the "Rights Holder"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Trust Agreement.

                             W I T N E S S E T H:

        WHEREAS, concurrently with the execution of this Agreement, [name of Trust] will issue certificates (the "Certificates") pursuant to a trust agreement, dated as of [ ], 2003 (the "Standard Terms"), between the Depositor and the Trustee, as supplemented and amended by the Series 2003-[ ] Series Supplement, dated as of [ ], 2003 (the "Series Supplement" and together with the Standard Terms, the "Trust Agreement"); and

        WHEREAS, the Depositor desires to grant the Rights Holder a call option pursuant to which the Rights Holder, in accordance with the terms of the Trust Agreement, will have the right to purchase the Certificates on the terms and conditions set forth herein and in the Trust Agreement;

        NOW, THEREFORE, the parties, intending to be bound hereby, agree as follows:

                                   ARTICLE I

                                  CALL OPTION

        Section 1.1 Grant of Call Option. The Depositor hereby grants to the Rights Holder an irrevocable option (the "Call Option") to permit the Rights Holder to purchase the Certificates on the terms set forth below. In consideration for the Call Option granted herein, the Rights Holder agrees to pay to the Depositor a premium in the amount of US$ _______ or in an amount separately agreed to in an agreement between the Depositor and the Rights Holder.

        Section 1.2 Exercise of Call Option. The Call Option shall be exercisable on any date occurring on or after [_____________], (or if such date is not a Business Day, then commencing at such time on the next day that is a Business Day) ("Call Date"), by the Rights Holder with respect to the Certificates in the manner described in Article II.

        Section 1.3 Call Price. The price per Certificate payable by the Rights Holder upon the exercise of the Call Option shall be equal to the aggregate (i) in the case of the Class A-[ ] Certificates, the principal amount of the Class A-[ ] Certificates to be purchased by the Rights Holder on such date, plus any accrued and unpaid interest on such amount to but excluding the Call Date, plus the Class A-[ ] Certificateholder's pro rata portion of the Required Premium Amount [and (ii) in the case of the Class A-[ ] Certificates, the Accreted Principal Amount of the Class A-[ ] Certificates to be purchased by the Rights Holder on such date, plus the Class A-[ ] Certificateholder's pro rata portion of the Required Premium Amount (the "Call Price").

                                  ARTICLE II

                            EXERCISE OF CALL OPTION

        Section 2.1 Exercise Mechanics. (a) In the event that the Rights Holder elects to exercise the Call Option with respect to [all or a portion of] the Certificates then held by the Certificateholders, notice of such election to exercise the Call Option (a "Call Request") shall be sent by the Rights Holder to the Trustee and to the Rating Agencies by hand or by nationally recognized "overnight courier" for delivery at the earliest time offered by such overnight courier (which may not necessarily be the next day) or by facsimile (with original copies to be delivered by overnight courier) at the addresses set forth in Section 4.1 not less than 3 Business Days before the relevant Call Date. Each such Call Request shall set forth: (i) the relevant Call Date and (ii) the aggregate principal amount of Certificates held by the Certificateholders with respect to which the Call Option is to be exercised. Each such Call Request shall be effective upon delivery if given by hand, upon deposit with a nationally recognized overnight courier if given by such a courier, or upon telephone confirmation of receipt if delivered by fax. Upon giving any Call Request pursuant to Articles I and II, the Rights Holder shall become obligated to purchase the Certificates specified in such notice on the Call Date specified in such Call Request at the Call Price. Upon receipt of a Call Request, the Trustee shall provide a copy of the request to the Depository for delivery to the Certificateholders not less than 1 Business Day prior to the applicable Call Date.

        (b) The delivery of the Certificates to the Rights Holder will only be made against payment by the Rights Holder of the Call Price to the Trustee in immediately available funds. Such payment must occur no later than 10:00 a.m. New York City time on the Call Date. In the event that the Rights Holder fails to make such payment by such time, (i) the sale shall be voided, (ii) the Call Option will be deemed not to be effective with respect to such Call Date, and
(iii) the Certificates and the Call Option shall continue to remain Outstanding. Subject to receipt of the Call Price as aforesaid, the Trustee shall pay the Call Price to the Certificateholders on the Call Date.

        (c) This Agreement shall not provide the Rights Holder with a lien against, an interest in or a right to specific performance with respect to the Deposited Assets.

                                  ARTICLE III

                           MISCELLANEOUS PROVISIONS

Section 3.1 Notices. Except as otherwise provided in this Agreement, all communications and notices to be provided for under this Agreement shall be in writing and (i) if to the Depositor by telecopier or by first class mail or overnight courier to it at:

               [Depositor's Address and telecopier number]

or any other office that the Depositor may hereafter designate by written notice to the Rights Holder, (ii) if to the Trustee by telecopier by first class mail or overnight courier to it at:

               [Trustee's Address and telecopier number]

or any other office that the Trustee may hereafter designate by written notice to the Rights Holder, (iii) if to the Rights Holder, by telecopier or by first class mail or overnight courier to it at:

               [Rights Holder's Address and telecopier number]

or any other office that the Rights Holder may hereafter designate by written notice to the Trustee, and (iv) if to the Rating Agencies, by telecopier or by first class mail or overnight courier to the respective addresses of the Rating Agencies set forth below:

               [Rating Agencies' Addresses and telecopier numbers]

or any other offices that the Rating Agencies may hereafter designate by written notice to the Trustee.

        Section 3.2 Counterparts. This Agreement may be executed in one or more counterparts, but all such counterparts shall constitute but one and the same instrument.

        Section 3.3 Amendments. This Agreement may be amended with the prior written consent of the Trustee and the Rights Holder.

        Section 3.4 Law Governing. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

        Section 3.5 Integration and Severability. This Agreement embodies the entire agreement and understanding among the Trustee, the Depositor and the Rights Holder with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect under the laws of any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby or under the laws of any other jurisdiction.

        Section 3.6 Headings. The headings of the articles, sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

        Section 3.7 Binding Effect; Assignment; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Trustee, the Depositor, the Rights Holder and their respective successors and permitted assigns. None of these parties shall assign this Agreement or any of their rights hereunder, or delegate any of their obligations under this Agreement (other than by operation of law, in which case notice of such assignment shall be given to the remaining parties) without the prior written consent of the remaining parties hereto. Any assignment in violation of the provisions of this Section 3.7 shall be null and void.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                  BOND PRODUCTS DEPOSITOR LLC
                                  as Depositor

                                  ---------------------------------
                                  Name:
                                  Title:



                                  [NAME OF TRUSTEE]
                                  as Trustee on behalf of the Certificateholders


                                  ---------------------------------
                                  Name:
                                  Title:



                                  [NAME OF RIGHTS HOLDER]
                                  as Rights Holder

                                  ---------------------------------
                                  Name:
                                  Title: